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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-128327 of Accuride Corporation on Form S-1 of our report (relating to the consolidated financial statements of Transportation Technologies Industries, Inc.) dated February 15, 2005 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" as of January 1, 2002), appearing in the Prospectus, which is a part of such registration statement amendment.

        We also consent to the references to us under the headings "Selected Historical Consolidated Financial Data and Other Data" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

Chicago, Illinois
September 20, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM